UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.14a-12


                              Gilman + Ciocia, Inc.
--------------------------------------------------------------------------------
              (Name of the Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|   No fee required.
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            pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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--------------------------------------------------------------------------------
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|_|   Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)   Amount Previously Paid:
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

                       [GILMAN & CIOCIA, INC. LETTERHEAD]

                             Corporate Headquarters
                   11 Raymond Avenue o Poughkeepsie, NY 12603
                       845.485-5278 tel o 845.622.3638 fax

To Our Stockholders:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Stockholders of Gilman + Ciocia, Inc. The meeting will be held on January 25, 2008, at the offices of Bingham McCutchen LLP, 399 Park Avenue, New York, New York 10022, beginning at 10:30 a.m., local time. To be admitted to the building, please present valid picture identification.

The purpose of the meeting is to act on the matters listed in the attached Notice and discussed in the accompanying Proxy Statement.

Your vote is important. You can ensure that your shares are voted at the meeting by completing, signing and returning the enclosed proxy card.

Thank you for your interest in the affairs of the Company.

                                        Cordially,


                                        /s/ Michael Ryan

                                        Michael Ryan, Chief Executive Officer

Poughkeepsie, New York
January 7, 2008

                       [GILMAN & CIOCIA, INC. LETTERHEAD]

                             Corporate Headquarters
                   11 Raymond Avenue o Poughkeepsie, NY 12603
                       845.485-5278 tel o 845.622.3638 fax

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

PLACE:  Offices of Bingham McCutchen LLP, 399 Park Avenue, New York, New York
        10022

DATE AND TIME: January 25, 2008 at 10:30 a.m., local time

ITEMS OF BUSINESS:

      1.    To elect two Class A directors;

      2. To consider and vote upon a proposed amendment to the Company's Certificate of Incorporation to change the name of the Company from Gilman + Ciocia, Inc. to Gilman Ciocia, Inc.;

      3. To ratify the appointment of Sherb & Co., LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2008; and

      4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof. WHO MAY ATTEND:
            Attendance is not limited to Gilman + Ciocia stockholders or their representatives; however, to be admitted to the meeting, please present valid picture identification.

WHO MAY VOTE: You may vote if you were a stockholder of record of Gilman + Ciocia's common stock at the close of business on January 10, 2008, or if you hold a proxy from a stockholder of record. Proof of ownership is required.

PROXY VOTING: Your vote is important. Please mark, sign, date and return the enclosed proxy card in the postage-paid envelope.

                        By Order of the Board of Directors,
                        /s/ James Ciocia
                        James Ciocia
                        Chairman of the Board

Poughkeepsie, New York
January 7, 2008

                                 PROXY STATEMENT

                              GILMAN + CIOCIA, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 25, 2008

WHAT IS THE PURPOSE OF THIS PROXY STATEMENT?

This proxy statement is being provided to you in connection with the solicitation of proxies by the Board of Directors of Gilman + Ciocia, Inc. (the "Company"). The proxies will be voted at the Company's Annual Meeting of Stockholders (the "Meeting") and at any adjournment or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting. The Meeting will be held on January 25, 2008, at the offices of Bingham McCutchen LLP, 399 Park Avenue, New York, New York 10022, beginning at 10:30 a.m., local time. The Company's proxy statement and proxy card are being mailed to stockholders beginning on or about January 11, 2008.

WHEN IS THE RECORD DATE FOR THE MEETING? WHO IS ELIGIBLE TO VOTE?

January 10, 2008 is the record date (the "Record Date") for determining the stockholders entitled to notice of and to vote at the Meeting. On the Record Date, 89,719,050 shares of the Company's common stock $0.01 par value per share ("Common Stock") were outstanding. The Common Stock is the only class of securities entitled to vote at the Meeting.

Each outstanding share of Common Stock entitles its holder to one vote. Holders of the Common Stock will vote together as a single class on all matters presented at the Meeting.

WHAT IS THE QUORUM FOR THE MEETING?

A quorum is present if the holders of at least a majority of the shares of Common Stock outstanding as of the Record Date are present in person or represented by proxy at the Meeting. No business may be conducted at the Meeting if a quorum is not present. Abstentions from voting and "broker non-votes," described below, will be counted in determining whether a quorum is present.

HOW MANY VOTES ARE NEEDED TO ACT ON PROPOSALS AT THE MEETING?

The election of the Company's two Class A directors requires the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Meeting, provided a quorum is present. Therefore, the nominees receiving the greatest number of votes cast at the Meeting will be elected as Class A directors of the Company. Broker non-votes and abstentions will have no effect on the election of Class A directors.

The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to approve the proposed amendment to the Company's Certificate of Incorporation to change the name of the Company from Gilman + Ciocia, Inc. to Gilman Ciocia, Inc. Accordingly, broker non-votes and abstentions from voting on proposal 2, to approve the proposed amendment to the Company's Certificate of Incorporation, have the same effect as a vote against that proposal.

The affirmative vote of a majority of the votes cast at the Meeting, provided a quorum is present, is necessary to approve the ratification of the appointment of Sherb & Co., LLP. Broker non-votes and abstentions will have no effect on proposal 3, the ratification of our independent registered public accounting firm.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

The Board recommends that you vote:

(1) FOR the election of the two Class A directors nominated by the Board, upon recommendation of the Nominating and Corporate Governance Committee;

(2) FOR the approval of the proposed amendment to the Company's Certificate of Incorporation to change the name of the Company from

Gilman + Ciocia, Inc. to Gilman Ciocia, Inc.; and

(3) FOR the ratification of the appointment of Sherb & Co., LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2008, upon the recommendation of the Audit Committee of the Board.

HOW MAY I VOTE SHARES REGISTERED IN MY NAME?

You may vote shares registered in your name in person at the Meeting or by submitting a proxy before the Meeting.

You may vote by signing, dating and returning the proxy card in the enclosed postage-paid envelope. Please sign the proxy card exactly as your name appears on the card. If shares are owned jointly, each joint owner should sign the proxy card. If a stockholder is a corporation or partnership, the proxy card should be signed in the full corporate or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, please state the signer's full title and provide a certificate or other proof of appointment.

HOW ARE PROXIES VOTED?

All properly submitted proxies will be voted at the Meeting according to the instructions given in the proxy. The Company's officer designated to vote the proxies returned pursuant to this solicitation is Ted Finkelstein, Vice President and General Counsel.

WHAT IF A PROPERLY EXECUTED PROXY CARD IS RETURNED WITHOUT ANY VOTING INSTRUCTIONS?

If you are a stockholder of record and return an executed proxy card without voting instructions, your shares will be voted:

(1) FOR the election of the two Class A directors nominated by the Board, upon recommendation of the Nominating and Corporate Governance Committee;

(2) FOR the approval of the proposed amendment to the Company's Certificate of Incorporation to change the name of the Company from

Gilman + Ciocia, Inc. to Gilman Ciocia, Inc.; and

(3) FOR the ratification of the appointment of Sherb & Co., LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2008, upon the recommendation of the Audit Committee of the Board.

IF I SUBMIT A PROXY, MAY I STILL VOTE MY SHARES AT THE MEETING?

Yes. Submitting a proxy does not limit your right to vote at the Meeting if you decide to attend the Meeting and vote in person.

MAY I REVOKE A PROXY?

You may revoke your proxy prior to the Meeting (1) by providing written notice to the Company's Vice President and General Counsel, Ted Finkelstein, at Gilman + Ciocia, Inc., 11 Raymond Avenue, Poughkeepsie, New York 12603, or (2) by submitting a later-dated proxy by mail. You may also revoke your proxy by attending the Meeting and voting in person. Attending the Meeting will not, by itself, revoke a proxy.

HOW DO I VOTE MY SHARES HELD IN "STREET NAME"?

If your shares are held in the name of a broker, bank or other record holder, please provide voting instructions to the stockholder of record. You may also obtain a proxy from the stockholder of record permitting you to vote in person at the Meeting.

IF I HOLD SHARES IN A BROKERAGE ACCOUNT AND DO NOT RETURN VOTING INSTRUCTIONS, WILL MY SHARES BE VOTED?

Brokerage firms may vote in their discretion on certain matters on behalf of clients who did not provide voting instructions prior to the Meeting. Generally, brokerage firms may vote on proposals to elect directors and on other routine matters. A "broker non-vote" occurs when brokers or other nominees have not received instructions from the beneficial owner or other person entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote. The approval of the amendment to the Company's Certificate of Incorporation is not considered routine. This means that, if your shares are held in a brokerage account and you do not return voting instructions to your broker by the broker's deadline, your shares may not be voted except on


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

the proposals to elect directors and to ratify the appointment of Sherb & Co. LLP as the Company's independent registered public accounting firm. "Broker non-votes" will not be considered in determining the number of votes cast in connection with non-routine matters.

WHAT IF OTHER BUSINESS IS PRESENTED AT THE MEETING?

The Company has not received proper notice, and is not presently aware of any business to be transacted at the Meeting other than as described in this proxy statement. If any other item or proposal properly comes before the Meeting (including, but not limited to, a proposal to adjourn the Meeting in order to solicit votes in favor of any proposal contained in this proxy statement), the proxies received will be voted in accordance with the discretion of the officers designated to vote the proxies.

WHO WILL COUNT THE VOTE?

It is expected that Ted Finkelstein, Vice President and General Counsel of the Company, will tabulate the votes and act as inspector of the election.

HOW MAY I COMMUNICATE WITH THE BOARD OF DIRECTORS?

You may communicate with the Board of Directors individually or as a group by writing to: The Board of Directors of Gilman + Ciocia, Inc., c/o Ted Finkelstein, Vice President and General Counsel, 11 Raymond Avenue, Poughkeepsie, New York 12603. You should identify your communication as being from a Gilman + Ciocia stockholder. The Corporate Secretary may require reasonable evidence that your communication or other submission is made by a Gilman + Ciocia stockholder before transmitting your communication to the Board of Directors.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

On August 20, 2007, the Company closed the sale (the "Investment Purchase Closing") of 40,000,000 shares of its common stock, par value $.01 per share, with Wynnefield Small Cap Value Offshore Fund, Ltd., Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P.I and WebFinancial Corporation (the "Investment Purchasers"). In addition, on August 20, 2007, the Company closed the sale (the "Private Placement") of 40,000,000 shares of its common stock, par value $.01 per share, with other purchasers (the "Private Placement Purchasers") including officers, directors and employees of the Company.

On August 20, 2007, Michael Ryan (the Company's Chief Executive Officer), Carole Enisman (the Company's Executive Vice President of Operations), Ted Finkelstein (the Company's Vice President and General Counsel), Dennis Conroy, a Company employee, Prime Partners, Inc. and Prime Partners II, LLC (holding companies owned in part by Michael Ryan), and the Investment Purchasers entered into a Shareholders Agreement concerning the voting of their shares of the Company's common stock. As of the date of this Proxy Statement, these stockholders collectively own approximately 68.9% of the Company's issued and outstanding shares of common stock. Pursuant to the Shareholders Agreement, these stockholders will have the ability to influence certain actions requiring a stockholder vote, including, the election of directors.

The Company's Certificate of Incorporation provides that the Company's Board of Directors (the "Board") is divided into three classes (Class A, Class B and Class C) with overlapping three-year terms. At the Company's Annual Meeting of Stockholders held on July 19, 2007, the Board nominated, and the stockholders approved, Edward H. Cohen as a Class A director to hold office for a term expiring at the Annual Meeting of Stockholders with respect to the fiscal year ending June 30, 2007 (the "Fiscal 2007 Stockholder Meeting"), James Ciocia and Michael Ryan as Class B directors to hold office for a term expiring at the Annual Meeting of Stockholders with respect to the fiscal year ending June 30, 2008 (the "Fiscal 2008 Stockholder Meeting"), and John Levy and Allan Page as Class C directors to hold office for a term expiring at the Annual Meeting of Stockholders with respect to the fiscal year ending June 30, 2009 (the "Fiscal 2009 Stockholder Meeting"). Each director was elected to serve until his successor is duly elected and qualified.

Also on July 19, 2007, the Company's Board appointed Frederick Wasserman as a Class A director of the Company and Nelson Obus as a Class C director of the Company, subject to, and beginning upon, the consummation of the Investment Purchase Closing. Messrs. Wasserman and Obus became directors of the Company on August 20, 2007 following consummation of the Investment Purchase Closing.

The stockholders are being asked to elect Messrs. Cohen and Wasserman as Class A directors at the Meeting. As Class A directors, Messrs. Cohen and Wasserman will serve until the Annual Meeting of Stockholders with respect to the fiscal year ending June 30, 2010 (the "Fiscal 2010 Stockholder Meeting"), and in each case until a successor is elected and qualified or until his earlier death, resignation or removal. On September 25, 2007, the Nominating and Corporate Governance Committee recommended that Messrs. Cohen and Wasserman be nominated as Class A directors, which recommendations were approved by the Board on September 25, 2007.

Management expects that each of the nominees will be available for election, but if either of them is unable to serve at the time the election occurs, the proxies will be voted for the election of another nominee to be designated by the Board.

CLASS A DIRECTORS (term expires at the Fiscal 2010 Stockholder Meeting)

EDWARD COHEN, 69 - Mr. Cohen has been a director of the Company since August 2002. Mr. Cohen has been Counsel to the international law firm of Katten Muchin Rosenman LLP since February 2002, and prior to that time was a partner in its predecessor firms (with which he was affiliated since 1963). Mr. Cohen is a director of Phillips-Van Heusen Corporation, a manufacturer and marketer of apparel and footwear, Franklin Electronic Publishers, Incorporated, an electronic publishing company, Levcor International, Inc., a marketer of craft items to mass merchants, and Merrimac Industries, Inc., a manufacturer of RF Microwave signal processing components and subsystem assemblies for industry, government and science.

FREDERICK WASSERMAN, 53 - Mr. Wasserman has been a director of the Company since August 2007. Mr. Wasserman currently provides financial and management consulting services to small and micro-cap companies. From August 2005 until December 31, 2006, Mr. Wasserman served as the Chief Operating and Chief Financial Officer for Mitchell & Ness Nostalgia Co., a privately-held manufacturer and distributor of licensed sportswear and authentic team apparel. Prior to his employment at Mitchell & Ness, Mr. Wasserman served as the President of Goebel of North America, a U.S. subsidiary of W. Goebel Porzellanfabrik GmbH & Co., an international manufacturer of collectibles, gifts and home decor. Mr. Wasserman held several positions, including Chief Financial Officer and President with Goebel of North America from 2001 to 2005. Prior to his employment at Goebel, Mr. Wasserman held several positions, including Interim President and Chief Financial Officer with Papel Giftware, a privately owned giftware company, from 1995 to 2001. He has also served in senior executive and managerial roles at Chelsea Marketing and Sales, a specialty products distributor and The Score Board, Inc., a distributor of sports and entertainment memorabilia. Mr. Wasserman spent the first 13 years of his career in the public accounting profession, serving at Most, Horowitz & Company; Coopers & Lybrand; and Richard A. Eisner & Company. Mr. Wasserman also serves as a director of The AfterSoft Group, Inc., Acme Communications, Inc., Allied Defense Group, Inc., Breeze-Eastern Corporation, Crown Crafts, Inc., and Teamstaff, Inc. Mr. Wasserman received a BS in Economics from The Wharton School of the University of Pennsylvania in 1976 where he majored in Accounting.

                                 RECOMMENDATION

The Board of Directors recommends that stockholders vote FOR the election of Messrs. Cohen and Wasserman as Class A directors.

                                   PROPOSAL 2

    TO AUTHORIZE THE BOARD OF DIRECTORS TO AMEND THE COMPANY'S CERTIFICATE OF
              INCORPORATION TO CHANGE THE NAME OF THE COMPANY FROM
                            GILMAN + CIOCIA, INC. TO
                               GILMAN CIOCIA, INC.

The Board of Directors has unanimously adopted a resolution, and submits to stockholders for approval, the authorization for the Board, in its discretion, to amend the Certificate of Incorporation of the Company, substantially in the form of Exhibit A attached hereto, to change the name of the Company from Gilman + Ciocia, Inc. to Gilman Ciocia, Inc.


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

Reason for the Change of Name

On February 28, 1995, the Company obtained a trademark for Gilman + Ciocia, Inc. Over time, the Company has on its letterhead, on signage and in advertising used the name Gilman Ciocia with its logo inserted between Gilman and Ciocia. On August 7, 2007, the Company renewed and modified its trademark to reflect the name Gilman Ciocia with its logo inserted between Gilman and Ciocia. The name change from Gilman + Ciocia, Inc. to Gilman Ciocia, Inc. will make the use of the Gilman Ciocia name and logo consistent with the Company's registered name with the State of Delaware Secretary of State. There will not be any significant expense to the Company from the change of the name.

                                 RECOMMENDATION

The Board of Directors recommends that stockholders vote FOR proposal 2 to authorize the Board of Directors, in its discretion, to amend the Company's Certificate of Incorporation to change the name of the Company from Gilman + Ciocia, Inc. to Gilman Ciocia, Inc.

                                   PROPOSAL 3

                 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM

The Company's Audit Committee has engaged Sherb & Co., LLP ("Sherb") to serve as the Company's independent registered public accounting firm for the year ending June 30, 2008. Sherb has audited the financial statements of the Company since the fiscal year ended June 30, 2006. A representative of Sherb is expected be present at the Meeting with the opportunity to make a statement if he or she desires to do so and may be available to respond to appropriate questions.

Although action by the stockholders on this matter is not required, the Audit Committee believes it is appropriate to seek stockholder ratification of the appointment of the Company's independent registered public accounting firm to provide a forum for stockholders to express their views with regard to the Audit Committee's selection. If the stockholders do not ratify the selection of Sherb, the selection of an independent registered public accounting firm may be reconsidered by the Audit Committee; provided, however, that the Audit Committee retains the right to continue to engage Sherb. Notwithstanding the ratification of Sherb as the Company's independent registered public accounting firm for the year ending June 30, 2008, the Audit Committee retains the right to replace Sherb at any time without stockholder approval.

As previously reported in the Company's Form 8-K filed with the SEC on October 25, 2005 (the "Form 8-K"), the Company's prior independent auditors, Radin Glass & Co., LLP ("Radin Glass") resigned on October 25, 2005. As noted in the Form 8-K, during the fiscal year ended June 30, 2005 and for the interim period through October 25, 2005, there were no disagreements with Radin Glass on any matter of accounting principles or practices, financial statement disclosure, or


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

auditing scope of procedure which, if not resolved to Radin Glass' satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. Moreover, the audit reports of Radin Glass on the Company's consolidated financial statements as of and for the fiscal year ended June 30, 2005 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended June 30, 2005 and for the interim period through October 25, 2006, Radin Glass did not advise the Company of any reportable events under Item 304(a)(1)(v) of Regulation S-K.

However, as reported in the Form 8-K, in performing its audit of the Company's Consolidated Financial Statements for the fiscal years ended June 30, 2004 and 2005, Radin Glass notified the Board of Directors of several reportable conditions in internal controls under standards established by the American Institute of Certified Public Accountants ("AICPA"). Reportable conditions involve matters coming to the attention of the Company's auditors relating to significant deficiencies in the design or operation of internal controls that, in their judgment, could adversely affect the Company's ability to record, process, summarize, and report financial data consistent with the assertions of management in the Company's consolidated financial statements. Radin Glass stated that, while none of the items identified by them individually were individually a material weakness, the combined effect of these issues and the inability to produce timely accurate financial statements was a material weakness.

Although Radin Glass noted significant improvements in the structure of the accounting department, and designed its audit procedures to address the internal control matters in order to obtain reasonable assurance that the financial statements were free of material misstatement and to issue an unqualified audit report, certain of the internal control deficiencies noted by Radin Glass were noted in its internal control letter regarding the Company's consolidated financial statements for the fiscal years ended June 30, 2003 and 2004.

These significant deficiencies in the design and operation of the Company's internal controls included the needs to hire additional staffing and change the structure of the finance/accounting department, to provide better coordination and communication between the legal and finance/accounting departments and to provide training to existing and new personnel in SEC reporting requirements; the lack of integration of the general ledger system with other recordkeeping systems, and the need for formal control systems for journal entries and closing procedures; the need to document internal controls over financial reporting; the needs to form an independent audit committee, to form an internal audit department and to implement budget and reporting procedures; and the need to provide internal review procedures for schedules, SEC reports and filings prior to submission to the auditors and/or filing with the SEC.

While the Company implemented specific changes in its internal controls during the fourth quarter of Fiscal 2004, such as improvement in recording commissions earned and tax return billings, and regulatory filings filed within the prescribed due dates, such improvements were partially offset by declines in other areas. Subsequent to the filing of the Form 8-K, the Company worked to remediate the reportable conditions identified by Radin Glass, hired a general counsel on October 11, 2004, sought additional independent directors, hired additional staff in the finance department, including a Controller, and implemented enhanced procedures to accelerate improvement of the internal controls.


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

All of the above deficiencies in internal controls were remediated prior to June 30, 2006.

In performing its audit of the Company's Consolidated Financial Statements for fiscal 2006, Sherb notified the Company's Board of Directors of a material weakness in internal controls under standards established by the AICPA. As of June 30, 2006, the Company did not maintain effective controls over the completeness and accuracy of its legal and litigation reserves. Specifically, the Company did not have effective controls over estimating and monitoring the legal and litigation reserves recorded as a liability. This control deficiency resulted in a material amount of audit adjustments being recorded as a result of the fiscal 2006 annual audit. As of June 30, 2006, management believed that such control deficiency represented a material weakness in internal control over financial reporting that resulted in a reasonable likelihood that a material misstatement in the Company's financial statements would not be prevented or detected by the Company's employees in the normal course of performing their assigned functions. A material weakness is a control deficiency or combination of control deficiencies that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Sherb designed its audit procedures to address this control deficiency in order to obtain reasonable assurance that the Company's financial statements audited by it are free of material misstatement and to issue an unqualified audit report.

The Company continued its efforts to remediate these conditions and continued to implement enhanced procedures to accelerate improvement of its internal controls. In this regard, during the three months ended March 31, 2007, the Company improved its controls over the completeness and accuracy of its legal litigation reserves by hiring Ted Finkelstein as general counsel on February 1, 2007 and by implementing a stronger review process between the accounting and legal department regarding such reserves.

At the end of fiscal 2007, the Company carried out an evaluation under the supervision and with the participation of the Company's management, including its Chief Executive Officer and its Principal Financial and Chief Accounting Officer, of the disclosure controls and procedures of the Company as defined in Exchange Act Rule 13(a)-15(e). As noted in the Company's Annual Report on Form 10-K, as amended, as of June 30, 2007, management concluded that the Company's disclosure controls and procedures were effective.

The following table sets forth the aggregate fees billed by Sherb & Co., LLP, for the fiscal years ended June 30, 2006 and 2007 and for professional services rendered to the Company for the audit of the Company's annual financial statements, for the reviews of the financial statements, included in the Company's Quarterly Reports on Form 10-Q for those fiscal years, and for other services rendered on behalf of the Company during those fiscal years. All of such fees were pre-approved by the Company's Audit Committee or Board in the


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

absence of an Audit Committee. The Audit Committees policy is to pre-approve all audit and non-audit services subject to a de minimis exception for non-audit services of five percent of the total pre-approved amounts to be paid to outside auditors.

                                          Fiscal 2007          Fiscal 2006
                                          -----------          -----------

Audit Fee                                 $   222,500          $   207,500

Tax Fees                                  $        --          $        --

Audit-Related Fees                        $        --          $        --

All Other Fees                            $        --          $        --

                                 RECOMMENDATION

The Board of Directors recommends that stockholders vote FOR proposal 3 to ratify the appointment of Sherb & Co., LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2008, upon the recommendation of the Audit Committee of the Board.

                                    DIRECTORS

The following table sets forth the directors of the Company as of the Record Date, their ages, the year their Board terms will expire and certain other information.

                                                                                       Year Board
                                                                                       Term Will
Name                    Age         Position                                           Expire       Class
----------------       -----       -----------------------------------------------------------------------
James Ciocia             51         Chairman of the Board and Director                   2008         B
Michael Ryan             49         Chief Executive Officer, President and Director      2008         B
Edward Cohen             69         Director                                             2007         A
John Levy                52         Lead Director                                        2009         C
Allan Page               60         Director                                             2009         C
Frederick Wasserman      53         Director                                             2007         A
Nelson Obus              60         Director                                             2009         C

JAMES CIOCIA, CHAIRMAN. Mr. Ciocia has been a director of the Company since 1993. Mr. Ciocia is a principal founder of the Company having opened the Company's first tax preparation office in 1981. In addition to serving the Company as its Chief Executive Officer until November 6, 2000, Mr. Ciocia is a registered representative of PCS. Mr. Ciocia holds a B.S. in Accounting from St. John's University.

MICHAEL RYAN, CHIEF EXECUTIVE OFFICER, PRESIDENT AND DIRECTOR. Mr. Ryan has been a director of the Company since August 2002. Mr. Ryan was appointed the Company's President and Chief Executive Officer in August 2002. Mr. Ryan co-founded PCS and has served as its President since it's founding in 1987. Mr. Ryan is a founding member and past President of the Mid-Hudson Chapter of the International Association for Financial Planning. Mr. Ryan is a Registered Principal with FINRA and serves on the Independent Firms Committee of the Securities Industry Association. Mr. Ryan holds a B.S. in Finance from Syracuse University. Mr. Ryan was first elected as a director in 1999. Mr. Ryan is married to Ms. Enisman, the Company's Executive Vice President of Operations.

EDWARD COHEN, DIRECTOR. Mr. Cohen has been a director of the Company since August 2002. Mr. Cohen has been Counsel to the international law firm of Katten Muchin Rosenman LLP since February 2002, and prior to that time was a partner in the predecessor firm (with which he was affiliated since 1963). Mr. Cohen is a director of Phillips-Van Heusen Corporation, a manufacturer and marketer of apparel and footwear, Franklin Electronic Publishers, Incorporated, an electronic publishing company, Levcor International, Inc., a marketer of craft items to mass merchants, and Merrimac Industries, Inc., a manufacturer of passive RF and microwave components for industry, government and science

JOHN LEVY, LEAD DIRECTOR. Mr. Levy has been a director of the Company since October 2006 and was appointed Lead Director in September 2007. Since May 2005, Mr. Levy has served as the Chief Executive Officer of Board Advisory Services, a consulting firm which advises public companies in the areas of corporate governance, corporate compliance, financial reporting and financial strategies. Mr. Levy served as Interim Chief Financial Officer from November 2005 to March 2006 of Universal Food & Beverage Company, which filed a voluntary petition under the provisions of Chapter 11 of the United States Bankruptcy Act on August 31, 2007. From November 1997 to May 2005, Mr. Levy served as chief financial officer of MediaBay, Inc., a NASDAQ company and leading provider of premium spoken word audio content. While at MediaBay, he also served for a period as its Vice Chairman. Mr. Levy is a Certified Public Accountant with nine years experience with the national public accounting firms of Ernst & Young, Laventhol & Horwath and Grant Thornton. Mr. Levy is a director and Chairman of the Audit Committee of Take-Two Interactive Software, Inc., a publicly traded company that develops, markets, distributes and publishes interactive entertainment software games. Mr. Levy has a B.S. degree in economics from the Wharton School of the University of Pennsylvania and received his M.B.A. from St. Joseph's University in Philadelphia.

ALLAN PAGE, DIRECTOR. Mr. Page has been a director of the Company since October 2006. Mr. Page is the principal of A. Page & Associates LLC, an international consulting firm he founded in 2002 that is engaged in project development and advisory work in the energy market sector. Mr. Page is also Chairman and cofounder of The Hudson Renewable Energy Institute, Inc., a not for profit corporation promoting market applications for the public use of renewable energy. Prior to founding A. Page & Associates, Mr. Page spent more than thirty years with the CH Energy Group Inc., holding a variety of positions including President. Mr. Page started his employment as a distribution engineer at Central Hudson Gas and Electric, the principal subsidiary of the CH Energy Group and was the executive responsible for the development of a family of competitive business units for CH Energy Group. The competitive businesses included an electric generation company, an energy services company, and fuel oil companies operating along the eastern sea board. Mr. Page holds B.S. degrees in physics, civil engineering and electrical engineering and a masters degree in industrial administration, all from Union College.

FREDERICK WASSERMAN, DIRECTOR. Mr. Wasserman has been a director of the Company since August 2007. Mr. Wasserman currently provides financial and management consulting services to small and micro-cap companies. From August 2005 until December 31, 2006, Mr. Wasserman served as the Chief Operating and Chief Financial Officer for Mitchell & Ness Nostalgia Co., a privately-held manufacturer and distributor of licensed sportswear and authentic team apparel. Prior to his employment at Mitchell & Ness, Mr. Wasserman served as the President of Goebel of North America, a U.S. subsidiary of W. Goebel Porzellanfabrik GmbH & Co., an international manufacturer of collectibles, gifts and home decor. Mr. Wasserman held several positions, including Chief Financial Officer and President with Goebel of North America from 2001 to 2005. Prior to his employment at Goebel, Mr. Wasserman held several positions, including Interim President and full-time Chief Financial Officer with Papel Giftware, a privately owned giftware company, from 1995 to 2001. He has also served in senior executive and managerial roles at Chelsea Marketing and Sales, a specialty products distributor and The Score Board, Inc., a distributor of sports and entertainment memorabilia. Mr. Wasserman spent the first 13 years of his career in the public accounting profession, serving at Most, Horowitz & Company; Coopers & Lybrand; and Richard A. Eisner & Company. Mr. Wasserman also serves as a director of The AfterSoft Group, Inc., Acme Communications, Inc., Allied Defense Group, Inc., Breeze-Eastern Corporation, Crown Crafts, Inc., and Teamstaff, Inc. Mr. Wasserman received a BS in Economics from The Wharton School of the University of Pennsylvania in 1976 where he majored in Accounting.

NELSON OBUS, DIRECTOR. Mr. Obus has been a director of the Company since August 2007. Mr. Obus has served as president of Wynnefield Capital, Inc. since November 1992 and as a managing member of Wynnefield Capital Management, LLC since January 1997. Wynnefield Capital Management manages two private investment funds and Wynnefield Capital, Inc. manages one private investment fund, all three of which invest in small-cap value U.S. public equities. Mr. Obus also serves on the board of directors of Layne Christensen Company. In April 2006, the Securities and Exchange Commission filed a civil action alleging that Nelson Obus, the Wynnefield Capital Funds, and two other individuals, in June 2001 engaged in insider trading in the securities of SunSource, a public company that had been in the portfolio of the Wynnefield Capital Funds for years. Mr. Obus, the Wynnefield Capital Funds, and the other defendants deny the allegations and are contesting the case, which remains in the early stages of discovery.

Shareholders Agreement

In connection with the Investment Purchase Closing and the Private Placement, the Company entered into a Shareholders Agreement dated August 20, 2007 with the Investment Purchasers and with Michael Ryan, Carole Enisman (the Company's Executive Vice President of Operations), Ted Finkelstein (the Company's Vice President and General Counsel), Dennis Conroy, and Prime Partners, Inc. and Prime Partners II, holding companies owned in part by Michael Ryan (collectively, the "Existing Shareholders").

Pursuant to the terms of the Shareholders Agreement:

      o on August 20, 2007, the Investment Purchasers were given the right to designate two directors (the "Investor Directors") for election to the Board;

      o so long as the Existing Shareholders own at least 10% of the outstanding shares of Common Stock, the Existing Shareholders have the right to nominate two directors (the "Existing Shareholder Directors") for election to the Board;

      o the Investor Directors and the Existing Shareholder Directors shall jointly nominate three independent directors;

      o the Investment Purchasers and the Existing Shareholders agreed to take such action as may be reasonably required under applicable law to cause the Investment Purchasers' designees and the Existing Shareholders' designees to be elected to the Board;

      o the Company agreed to include each of the director designees of the Investment Purchasers and the Existing Shareholders on each slate of nominees for election to the Board proposed by the Company, to recommend the election of such designees to the shareholders of the Company, and to use commercially reasonable efforts to cause such designees to be elected to the Board;

      o one of the Investor Directors shall be appointed as a member of the Compensation Committee of the Board and one of the Investor Directors shall have the right to attend all Audit Committee meetings;

      o the consent of one of the Investor Directors is required for certain Company actions above designated thresholds, including the issuance, redemption or purchase of equity or debt, the adoption of an omnibus stock plan, the creation of any new class of securities, certain affiliate transactions, changes to the Company's certificate of incorporation or bylaws, entering into a merger, reorganization or sale of the Company or acquiring any significant business assets, or material changes to the business line of the Company;

      o the Investment Purchasers agreed to a one year standstill agreement concerning the acquisition of Company assets, Company securities, proxy solicitations, voting trusts or tender offers;

      o the Investment Purchasers were granted a right of first refusal for future securities issued by the Company; and

      o the Company was granted a right of first refusal for sales of Common Stock by the Investment Purchasers and by the Existing Shareholders.

Director Independence

Although its securities are traded over-the-counter on what is known as the "Grey Market" and are not traded on Nasdaq or any other national securities exchange and the Company is therefore not subject to the rules and regulations of Nasdaq, the Board has determined that Messrs. Cohen, Wasserman, Levy, Page and Obus are "independent directors" under applicable Nasdaq rules. In making determinations regarding a director's independence, the Board considers all relevant facts and circumstances, including the director's commercial, banking, consulting, legal, accounting, charitable and familial relationships, and such other criteria as the Board may determine from time to time.

Board Meetings

During the fiscal year ended June 30, 2007, the Board held 10 meetings. In addition, the Board took action twice by unanimous written consent in lieu of a meeting. During 2007, each of the Company's directors attended at least 75% of the aggregate of the number of meetings of the Board and the committees on which they served.

Board Committees

The Board established a separately-designated standing Audit Committee in accordance with Section 3(a)58A of the Exchange Act in October 2006. The members of the Audit Committee are John Levy (Chairman), Frederick Wasserman and Allan

Page, each of whom is independent. The Board has determined Mr. Levy to be an audit committee "financial expert" as defined in Item 407 of Regulation S-K. During the fiscal year ended June 30, 2007, the Audit Committee held 3 meetings. The Audit Committee has a written charter which is available on our website at www.gilcio.com. The Audit Committee's charter provides that the purpose of the Audit Committee is to represent and assist the Board in its general oversight of the Company's accounting and financial reporting processes, audits of the financial statements and internal control and audit functions.

On July 19, 2007, the Board formed a standing Compensation Committee comprised of Edward Cohen and John Levy, each of whom is independent. On August 20, 2007 the Board appointed Frederick Wasserman as the Chairman of the Compensation Committee. The Compensation Committee is in the process of adopting a written charter which will be finalized in calendar 2008.

On July 19, 2007, the Board formed a standing Nominating and Corporate Governance Committee comprised of Edward Cohen, as Chairman, and Allan Page. On August 20, 2007 Nelson Obus was appointed as a member of the Nominating and Corporate Governance Committee by the Board. Each of Messrs. Cohen, Page and Obus is independent. The Nominating and Corporate Governance Committee will consider Board nominees recommended by shareholders. The Nominating and Corporate Governance Committee is in the process of adopting a written charter which will be finalized in calendar 2008.

Stockholders wishing to recommend director candidates must submit their recommendations in writing to Ted Finkelstein, Vice President and General Counsel, Gilman + Ciocia, Inc., 11 Raymond Avenue, Poughkeepsie, New York 12603.

The Nominating Committee will consider nominees recommended by the Company's stockholders provided that the recommendation contains sufficient information for the Nominating Committee to assess the suitability of the candidate, including the candidate's qualifications. Candidates recommended by stockholders that comply with these procedures will receive the same consideration that candidates initially recommended by the Nominating Committee receive. The recommendations must also state the name of the stockholder who is submitting the recommendation. In addition, it must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under NASDAQ Marketplace Rule 4200, or, alternatively, a statement that the recommended candidate would not be so barred. A nomination which does not comply with the above requirements will not be considered. The qualities and skills sought in prospective members of the Board are determined by the Nominating Committee. The Nominating Committee generally requires that director candidates be qualified individuals who, if added to the Board, would provide the mix of director characteristics, experience, perspectives and skills appropriate for the Company. Criteria for selection of candidates will include, but not be limited to: (i) business and financial acumen, as determined by the Nominating Committee in its discretion, (ii) qualities reflecting a proven record of accomplishment and ability to work with others, (iii) knowledge of the Company's industry, (iv) relevant experience and knowledge of corporate governance practices, and (v) expertise in an area relevant to the Company. Such persons should not have commitments that would conflict with the time commitments of a director of the Company. Such persons shall have other characteristics considered appropriate for membership on the Board, as determined by the Nominating Committee.

The Company's directors are encouraged to attend the Company's Annual Meeting of Stockholders, but there is no formal policy requiring the directors to attend. The following directors attended the Company's Meeting of Stockholders held on July 19, 2007: Michael Ryan, Edward Cohen, John Levy and Frederick Wasserman (who was appointed to the Board on August 20, 2007).

                               EXECUTIVE OFFICERS

All officers serve at the discretion of the Company's Board. The Board elects the Company's officers on an annual basis and its officers serve until their successors are duly elected and qualified.

The executive officers of the Company, their positions with the Company and certain other information with respect to these officers, as of the Record Date, are set forth below:

    Name               Age                       Position
-----------------  -----------  ------------------------------------------------
Michael Ryan            49      Chief Executive Officer and President
Carole Enisman          48      Executive Vice President of Operations
Ted Finkelstein         54      Vice President and General Counsel
Kathryn Travis          59      Secretary
Karen Fisher            41      Principal Financial and Chief Accounting Officer

MICHAEL RYAN, CHIEF EXECUTIVE OFFICER, PRESIDENT AND DIRECTOR, 49 - Mr. Ryan was appointed the Company's President and Chief Executive Officer in August 2002. Mr. Ryan co-founded Prime Capital Services, Inc., the Company's wholly owned broker dealer subsidiary ("PCS") and has served as its President since it's founding in 1987. Mr. Ryan is a founding member and past President of the Mid-Hudson Chapter of the International Association for Financial Planning. Mr. Ryan is a Registered Principal with FINRA and serves on the Independent Firms Committee of the Securities Industry Association. Mr. Ryan holds a B.S. in Finance from Syracuse University. Mr. Ryan was first elected as a director in 1999. Mr. Ryan is married to Ms. Enisman.

CAROLE ENISMAN, EXECUTIVE VICE PRESIDENT OF OPERATIONS, 48 - Ms. Enisman was appointed the Executive Vice President of Operations of the Company in November 2004. Ms. Enisman began her career with the Company in 1990 as a Financial Planner. She served as Director of Operations and then Senior Vice President of Operations of PCS from 1994-1999. Ms. Enisman has been the Chief Operating Officer of PCS since April 1999. Ms. Enisman graduated from the University of Miami (Florida) with degrees in Economics and Political Science.

TED FINKELSTEIN, VICE PRESIDENT AND GENERAL COUNSEL, 54 - Mr. Finkelstein has been Vice President and General Counsel of the Company since February 2007. He was Associate General Counsel of the Company from October 11, 2004 to February 1, 2007. Mr. Finkelstein was Vice President and General Counsel of the Company from June 1, 2001 to October 11, 2004. Mr. Finkelstein has a Bachelor of Science degree in Accounting. He is a Cum Laude graduate of Union University, Albany Law School and also has a Master of Laws in Taxation from New York University Law School. Mr. Finkelstein has over 25 years of varied legal experience including acting as outside counsel for PCS for over 15 years.

KATHRYN TRAVIS, SECRETARY AND DIRECTOR, 59 - Ms. Travis began her career with the Company in 1986 as an accountant and has served as Secretary and a director since November 1989. Ms. Travis currently supervises all tax preparation personnel and she is a registered representative of PCS. Ms. Travis holds a B.A. in Mathematics from the College of New Rochelle.

KAREN FISHER, PRINCIPAL FINANCIAL AND CHIEF ACCOUNTING OFFICER, 41 - Ms. Fisher has been the Controller of the Company since March 2005, was appointed Treasurer on May 25, 2007 and was appointed Principal Financial and Chief Accounting Officer on July 4, 2007. Ms. Fisher is a Certified Public Accountant and holds a B.S. in Accounting from Arizona State University and an A.A.S. in Computer Information Systems from Dutchess Community College. Prior to joining the Company, Ms. Fisher was employed by Thomson Financial as Director of Financial Reporting and Accounting from March 2002 until March 2005 and the New York Times Company as Manager of Financial Reporting from July 1998 until July 2001. Ms. Fisher has over eight years of experience in public reporting and accounting. Prior to returning to New York, Ms. Fisher was the Assistant Controller for an engineering firm in Phoenix, AZ, where she was employed for over nine years.

                      COMPENSATION DISCUSSION AND ANALYSIS

The paragraphs that follow provide a detailed overview and analysis of the Company's compensation programs and policies, the material compensation decisions the Company has made under those programs and policies, and the material factors that the Company has considered in making those decisions. Later in this Compensation Discussion and Analysis under the heading "Summary Compensation Table" is specific information about the compensation earned by or paid during fiscal 2007 to the following individuals, which include the Company's Chief Executive Officer, Principal Financial and Chief Accounting Officer and its three other most highly paid executive officers in 2007, who are referred to as the Company's Named Executive Officers. Karen Fisher replaced Dennis Conroy as the Principal Financial and Chief Accounting Officer on July 4, 2007.

      o   Michael Ryan, President, Chief Executive Officer and Director
      o   Carole Enisman, Executive Vice President of Operations
      o   Kathryn Travis, Secretary and Director
      o   Dennis Conroy, Former Principal Financial and Chief Accounting Officer
      o   Ted Finkelstein, Vice President and General Counsel

The discussion below is intended to help stockholders understand the detailed information provided in those tables and to put that information into context within the Company's overall compensation program.

Overview

The Board, in the absence of a Compensation Committee in fiscal 2007, was responsible, among other things, for reviewing and approving the compensation for the Chief Executive Officer and the other Named Executive Officers. The Board also reviewed and approved various other compensation policies and programs of the Company, including long-term incentive programs and benefits.

On July 19, 2007, the Board formed a standing Compensation Committee comprised of Edward Cohen and John Levy. On August 20, 2007 Frederick Wasserman was appointed by the Board as the Chairman of the Compensation Committee.

The Compensation Committee makes recommendations for establishing salaries, administrating the Company's incentive programs and determining the total compensation for the Chief Executive Officer and the other Named Executive Officers. The Compensation Committee seeks to achieve the following goals through the Company's executive compensation programs:

o     to attract, motivate and retain key executives;
o to support the maintenance of a performance driven environment conducive to the successful attainment of corporate goals;
o to ensure that the Company's employees are focused on the interests of its shareholders, specifically the creation of value; and
o     to demonstrate the Company's commitment to its key employees.

Objectives

The Company operates in a highly competitive and rapidly changing environment and its success is greatly dependent on its ability to recruit and retain key executive talent. The primary objective of the Company's executive compensation program is to enhance shareholder value through the attraction, motivation and retention of the executives who will contribute to the Company's success.

The Company employs the following methodologies to attain the above goals:

o The executive compensation programs encompass four primary elements: base salary, cash bonuses, equity incentives and other benefits, which include health insurance, severance payments and change of control payments.
o Executive compensation is market competitive with the Company's peer group based on position, experience, geographic location, performance and other selected factors.
o A significant portion of each key executive's compensation is tied to the achievement of performance targets that are important to the Company and its shareholders.
o     Compensation programs are designed to be clear and straight forward.
o Performance based compensation will be tied to results which the employee can reasonably expect to achieve through their efforts.

Methods for Determining and Assessing Compensation Levels and Programs

The financial services industry is extremely competitive with regard to attracting and retaining qualified personnel at all levels. That competition is even more intense for senior management. The Company competes for employees and management with companies possessing far greater resources. The Company seeks to meet this challenge by granting incentive based bonuses to its Named Executive Officers.

Annual Review of Market Data

In the past, the Company periodically reviewed data from third party compensation surveys. Since the Company has not been profitable for the past several years, an in-depth analysis has not been necessary, as executive compensation has remained unadjusted.

The Company expects the Compensation Committee to conduct benchmark studies, as well as other various analyses of the Company's executive compensation packages during fiscal 2008.

Elements of the Company's Compensation Program

Prior to the formation of the Compensation Committee on July 19, 2007, the Company's compensation program for its Named Executive Officers consisted of the following elements:

      o     Base salary, which was determined annually; and
      o Annual incentive compensation in the form of cash bonuses, which were based on the achievement of pre-determined financial objectives.

On September 4, 2007, the Board and the Compensation Committee approved the Company's compensation program for its Named Executive Officers for fiscal 2008, which will consist of the following elements:

      o     Base salary;

      o Annual incentive compensation in the form of cash bonuses, which are based one-third on the achievement of pre-determined financial objective and two-thirds based upon criteria to be established by the Chief Executive Officer;
      o     Severance benefits;
      o     Change of control compensation; and
      o     Stock Options.

The Company expanded its compensation program to incorporate performance-based compensation including, stock options, and long-term incentives in the Company's 2007 Stock Incentive Plan adopted at the Company's shareholders meeting on July 19, 2007.

These elements are considered both individually and, more importantly, as components of a total package. When the Compensation Committee reviews the competitiveness of the Company's total compensation package for its Named Executive Officers, the Compensation Committee recognizes that each individual element may be slightly above or below competitive targets. The Compensation Committee seeks to ensure that the entire package, viewed together, remains competitive.

Base Salary (other than Chief Executive Officer)

Base salary for the Company's Named Executive Officers is intended to be competitive with the base salaries offered for similar executive positions at other companies in the financial services industry and related industries, and reflects scope of responsibility, external compensation data, the Company's financial performance and individual performance. For fiscal 2007, the Board did not change base salaries for its Named Executive Officers. For the fiscal year ending June 30, 2008, base salary adjustments for the Company's Named Executive Officers, except for the Chief Executive Officer, were approved on September 4, 2007 taking into account competitive information and the Company's earnings performance. However, for fiscal years beginning after June 30, 2008, the base salary adjustments for the Company's Named Executive Officers, except for the Chief Executive Officer, will be approved annually prior to June 30, with changes effective July 1.

Incentive Bonus Compensation 2007

On September 4, 2007, based on profitability in fiscal 2007, the Compensation Committee and the Board approved discretionary incentive bonus compensation to the Company's Named Executive Officers equal to approximately 16% to 19% of base salary.

Incentive Bonus Compensation 2008 (other than Chief Executive Officer)

On September 4, 2007, the Compensation Committee set bonuses for the fiscal year ended June 30, 2008 for the Named Executive Officers, except the Chief Executive Officer, to be one-third based upon the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") budget for the fiscal year, and two-thirds based upon criteria to be established by the Chief Executive Officer. The bonuses will range from 10.0% to 40.0% of base salary if actual EBITDA results for a fiscal year exceed at least 85.0% of the EBITDA budgeted for such fiscal year. EBITDA means the Net Income (as defined below) of the Company for the fiscal year, plus an amount which, in the determination of the "net income" of the Company for such fiscal year, has been deducted for (i) interest expense,
(ii) total federal, state, local and foreign income taxes, and (iii) depreciation and amortization expenses, each of (i) through (iii) as calculated in accordance with GAAP. "Net Income" shall mean the net income for such fiscal year as determined in accordance with GAAP. "GAAP" shall mean United States generally accepted accounting principles. However, for fiscal year 2008, EBITDA shall exclude the one time impact of the recorded gain from the debt forgiveness with Met Life Insurance Company of Connecticut.

Severance and Change of Control (other than Chief Executive Officer)

The Named Executive Officers, except the Chief Executive Officer, will receive severance compensation if their employment with the Company is terminated other than for cause or by voluntary termination by the executive. Severance will be one month of compensation for each year of service, up to a maximum of one year of severance payments. Severance will be conditioned upon the Executive's execution of a general release. The severance will be paid as payroll in the normal course of business and not in a lump sum. Health insurance will continue to be provided on the same terms as to other employees during the severance period.

The Named Executive Officers, except the Chief Executive Officer, will receive compensation if there is a voluntary or involuntary change of control. If there is change of control, the executive will be paid one year of compensation in a lump sum. The Compensation Committee may elect to increase the payment to a maximum of two years of compensation for selected executives.

Named Executive Officer Compensation Determination Process (other than Chief Executive Officer)

The Chief Executive Officer quantitatively evaluated each of the other Named Executive Officer's performance against the Company and individual goals and objectives set in the prior year. Beginning in fiscal 2008, the Chief Executive Officer recommended to the Compensation Committee a base salary increase, taking into account:

      o Each Named Executive Officer's individual performance against pre-determined goals;
      o     The Company's performance against the predetermined goals;
      o The appropriateness of each Named Executive Officer's compensation relative to other Named Executive Officers and the Chief Executive Officer;
      o     Retention considerations; and
      o The Named Executive Officer's potential future contributions to the success of the Company.

The Compensation Committee reviewed and discussed with the Chief Executive Officer the performance of each Named Executive Officer and the reason for the Chief Executive Officer's recommendations for such Named Executive Officer. The Compensation Committee and the Board approved the fiscal 2008 base salary and bonus targets for each Named Executive Officer.

Employment Agreement with Chief Executive Officer Including Change of Control

On August 20, 2007, the Company entered into an employment agreement with Michael Ryan, its Chief Executive Officer (the "Employment Agreement"). The term of the Employment Agreement is from July 1, 2007 to June 30, 2011. Mr. Ryan's base salary is $0.4 million per year. A bonus will be awarded to Mr. Ryan ranging from 40% of base salary to 100% of base salary if actual EBITDA results for a fiscal year exceed at least 85% of the EBITDA budgeted for such fiscal year. Any commissions paid to Mr. Ryan for personal production will reduce the bonus. In fiscal 2007 Mr. Ryan was paid $0.1 million in commissions. If he earns comparable commissions in fiscal 2008, he will be paid a portion of his bonus regardless of the Company's performance. In addition, Mr. Ryan agreed to a one year covenant not to compete with the Company and a two year covenant not to solicit customers or employees of the Company or registered representatives of the Company's broker-dealer subsidiary.

The Company may terminate the Employment Agreement for cause as defined in the Employment Agreement. If the Employment Agreement is terminated for cause, the Company shall pay to Mr. Ryan his base salary through the date of termination but no bonus for the fiscal year other than his commissions earned. In addition, Mr. Ryan will be paid any bonus earned but not yet paid for a prior fiscal year.

If the Employment Agreement is terminated by the Company without cause, including a voluntary change of control, Mr. Ryan will be paid an amount equal to his base salary and a bonus computed at 100% of his base salary for a period measured as the greater of one year from the date of termination or the ending date of the term of the Employment Agreement. Termination without cause includes a termination by Mr. Ryan for good reason. Voluntary change of control and for good reason are defined in the Employment Agreement.

If Mr. Ryan's Employment Agreement is terminated by the Company due to an involuntary change of control, Mr. Ryan will be paid an amount equal to his base salary and a bonus computed at 100% of his base salary for a period measured as the greater of three years from the date of termination, or the ending date of the term. Involuntary change of control is defined in the Employment Agreement.

2007 Stock Incentive Plan

The Company's 2007 Stock Incentive Plan was adopted at the Company's stockholders meeting on July 19, 2007 (the "2007 Plan"). The 2007 Plan provides that it will be administered by the Board, or a committee of two or more members of the Board appointed by the Board (the "Stock Plan Committee"). The Board or the Stock Plan Committee will generally have the authority to administer the 2007 Plan, determine participants who will be granted awards under the 2007 Plan, the size and types of awards, the terms and conditions of awards and the form and content of the award agreements representing awards.

The 2007 Plan provides for the grant of any or all of the following types of awards: (a) common stock options, (b) restricted common stock, (c) deferred common stock and (d) other common stock-based awards. Awards may be granted singly, in combination, or in tandem. Subject to anti-dilution adjustments as provided in the 2007 Plan, (i) the 2007 Plan provides for a total of 16,128,106 shares of the Company's common stock to be available for distribution pursuant to the 2007 Plan, and (ii) the maximum number of shares of the Company's common stock with respect to which stock options, restricted stock, deferred stock, or other stock-based awards may be granted to any participant under the 2007 Plan during any calendar year or part of a year may not exceed 564,483 shares.

Awards under the 2007 Plan may be granted to employees, directors, consultants and advisors of the Company and its subsidiaries. However, only employees of the Company and its subsidiaries will be eligible to receive options that are designated as incentive stock options.

With respect to options granted under the 2007 Plan, the exercise price must be at least 100% (110% in the case of an incentive stock option granted to a ten percent shareholder within the meaning of Section 422(b)(6) of the Internal Revenue Code of 1986) of the fair market value of the common stock subject to the award, determined as of the date of grant. Restricted stock awards are shares of common stock that are awarded subject to the satisfaction of the terms and conditions established by the administrator. In general, awards that do not require exercise may be made in exchange for such lawful consideration, including services, as determined by the administrator.

Impact of Tax and Accounting Treatment on Executive Compensation

In order to calculate the true cost of executive compensation to the Company, the Compensation Committee must consider the tax and accounting treatment of various forms of compensation. The Internal Revenue Code and related regulations provide generally that in order to qualify for a tax deduction, compensation in excess of $1.0 million paid to a public corporation's executive offers must qualify as performance-based compensation. There are other provisions in the Internal Revenue Code and related regulations which must be considered by the Company, including Internal Revenue Code Section 409A. Compensation that does not qualify for a tax deduction is, in effect, more expensive for the Company. The Board seeks to ensure that virtually all compensation paid to executive officers is tax deductible under federal law.

The Compensation Committee also considers the impact of accounting treatment on compensation expense. With the requirement under SFAS No. 123-R to expense stock options, the Compensation Committee now considers issues, such as vesting schedules, that impact the amount of compensation expense recognized in a financial reporting period creating additional complexities in compensation planning. In addition, the Compensation Committee reviews the accounting impact of different forms of equity compensation, including stock options and restricted stock.

                           SUMMARY COMPENSATION TABLE

The following table sets forth the compensation of the Chief Executive Officer, and the four other most highly compensated executive officers (collectively, the "Named Executive Officers"), and information with respect to annual and long-term compensation earned during fiscal year 2007:

                                                   Fiscal                                  Other            Total
Name and Principal Position                         Year       Salary       Bonus     Compensation (2)   Compensation
---------------------------                       --------------------------------------------------------------------
Michael Ryan

President, Chief Executive Officer and

Director                                            2007      $ 288,000    $ 50,000     $ 30,637           $ 379,715
Carole Enisman
Executive Vice President of Operations              2007      $ 204,000    $ 35,000     $ 16,551           $ 263,397
Kathryn Travis
Secretary and Director                              2007      $ 204,000    $ 20,000     $  8,247           $ 232,247
Dennis Conroy
former Principal Financial and Chief
Accounting Officer (1)                              2007      $ 120,000    $ 24,000                        $ 144,000
Ted Finkelstein
Vice President and General Counsel                  2007      $ 111,551    $ 27,000                        $ 138,551
Daniel Wieneke
former General Counsel                              2007       $ 85,440      $   --                        $  85,440

(1) Mr. Conroy was the Company's Chief Accounting Officer as of June 30, 2007, the end of the Company's fiscal year. Karen Fisher became Chief Accounting Officer of the Company on July 4, 2007, following the end of the Company's fiscal year. In compliance with SEC rules, compensation information for Ms. Fisher is not included in the compensation tables included in this proxy statement.

(2) Other Compensation includes the following:

                                                                 Car            Club                          Total Other
Name                                                             Allowance      Membership    Commissions     Compensation
---------------------------------------------------------------------------------------------------------------------------
Michael Ryan, President, Chief Executive Officer and Director    $  17,139      $  13,498     $     --        $   30,637
Carole Enisman, Executive Vice President of Operations           $  13,531      $      --     $  3,020        $   16,551
Kathryn Travis, Secretary and Director                           $   8,247      $      --     $     --        $    8,247

Option Grants

The Company did not grant any options to purchase shares of Common Stock to the Named Executive Officers during fiscal 2007.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding equity awards at June 30, 2007 for each named executive officer:

                                        Number of          Number of
                                       Securities         Securities
                                       Underlying         Underlying
                                       Unexercised        Unexercised         Option          Option
                                      Stock Options      Stock Options       Exercise       Expiration
Name                                   Exercisable       Unexercisable         Price           Date
----------------------------------------------------    ---------------     ----------     ------------
Ted Finkelstein,
Vice President and General Counsel      10,000                --               $6.00        05/31/2011

Potential Payments Upon Termination Including Change Of Control

                                                          Voluntary             Termination              Termination
                               Termination Without     Termination with     Following Voluntary     Following Involuntary
                                    Cause (1)          Good Reason (1)     Change of Control (1)    Change of Control (2)
                              --------------------------------------------------------------------------------------------
Payment due upon termination:
Cash Severance
Michael Ryan
Base Salary                         $1,400,000            $1,400,000             $1,400,000              $1,400,000
Bonus                                1,400,000             1,400,000              1,400,000               1,400,000
                              --------------------------------------------------------------------------------------------
Total Cash Severance                $2,800,000            $2,800,000             $2,800,000              $2,800,000

(1) Mr. Ryan will be paid an amount equal to his base salary and a bonus computed at 100% of his base salary for a period measured as the greater of one year from the date of termination or the June 30, 2011 ending date of the term of his Employment Agreement.
(2) Mr. Ryan will be paid an amount equal to his base salary and a bonus computed at 100% of his base salary for a period measured as the greater of three years from the date of termination or the June 30, 2011 ending date of the term of his Employment Agreement.

                                                          Voluntary             Termination              Termination
                               Termination Without     Termination with     Following Voluntary     Following Involuntary
                                    Cause (1)          Good Reason (1)     Change of Control (2)    Change of Control (2)
                              --------------------------------------------------------------------------------------------
Payment due upon termination:
Cash Severance - Base Salary
Carole Enisman                      $235,000              $235,000                $235,000                $235,000
Ted Finkelstein                     $ 92,500              $ 92,500                $185,000                $185,000
Karen Fisher                        $ 26,000              $ 26,000                $125,000                $125,000

(1) Named Executive Officers will receive one month of compensation for each year of service, up to a maximum of one year.
(2) Named Executive Officers will receive one year of compensation in a lump sum.

                              DIRECTOR COMPENSATION

The Company uses a combination of cash and equity incentive compensation for its non-employee directors. In developing the compensation levels and mix for non-employee directors, the Company considers a number of factors, including the significant time commitment required of Board and committee service as well as the need to attract highly qualified candidates for Board service.

The table below summarizes the compensation earned by the Company's directors in fiscal 2007:

                             Fees earned or      Common Stock
Name                          paid in cash       Share Awards         Total
--------------------------------------------    --------------    -------------
Edward Cohen                 $       17,136     $         300     $      17,436
John Levy                    $       34,625     $         150     $      34,775
Allan Page                   $       22,750     $         150     $      22,900

Cash Compensation

The Company's non-employee directors received the following cash compensation in fiscal 2007:

                                              Fee Per Meeting
                                Retainer          Attended       Additional Fee
                              --------------------------------------------------
Board of Directors            $    12,500        $      500       $       500
Audit Committee Chairman      $     5,000        $       --       $        --
Audit Committee member        $     2,500        $       --       $        --
Finance Committee Chairman    $     7,500        $       --       $     5,000
Finance Committee member      $     2,500        $       --       $     2,500

The Company's compensation for non-employee directors and James Ciocia, as a director of the Board, in fiscal 2008 will be:

                                                                Annual Grant of
                                                                    Options
                                             Annual Grant of       Five-Year
                                Retainer        Shares (1)      Vesting Term (2)
                              --------------------------------------------------
Board of Directors             $    24,000    $     5,000       $       5,000
Lead Director                  $    24,000    $        --       $          --
Audit Committee member         $     3,000    $        --       $          --
Compensation Committee member  $     3,000    $        --       $          --
Nominating and Corporate
Governance Committee member    $     3,000    $        --       $          --

Notes:

(1) Annual grant of shares of restricted common stock with a fair market value at time of grant with a one year vesting period.
(2) Annual grant of common stock options with a five-year term and vesting as to 20% of the shares annually commencing one year after the date of grant and having a Black-Scholes value at time of grant determined based on the closing price on the date of such grant.

Equity Compensation

On August 22, 2007, the following shares of restricted stock were issued for accrued director's compensation: Edward Cohen received 9,000 shares, John Levy and Allan Page each received 3,000 shares.

In fiscal 2008, each non-employee director and James Ciocia will receive $5,000 per year in restrictive stock based upon its then fair market value, and $5,000 per year in stock options using Black-Scholes valuation.

James Ciocia, an employee director, does not receive a salary as an employee. His employment compensation is 100% commission based. The time Mr. Ciocia devotes to Board activities reduces his efforts to generate commission income. Therefore, the Board has determined that Mr. Ciocia will receive compensation for his activities as a director equivalent to that of non-employee directors. For the fiscal year 2008 this will be cash compensation of $24,000 and the $5,000 grant of shares and $5,000 grant of options.

Compensation Committee Interlocks and Insider Participation

The Board of Directors did not have a Compensation Committee until July 19, 2007. Prior to July 19, 2007, the entire Board undertook the duties of a Compensation Committee. Mr. Ryan, the President and Chief Executive Officer of the Company, and a director, participated in deliberations of the Board concerning executive officer compensation.

                          COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

         Respectfully submitted,

         Edward Cohen, Compensation Committee
         John Levy, Compensation Committee
         Frederick Wasserman, Chairman

                             AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Company's management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited consolidated financial statements in the Company's Annual Report on Form 10-K, as amended, with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company's accounting principles and such matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61, Communication With Audit Committees, (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Committee has discussed with the independent registered public accounting firm the firm's independence from Company management and the Company, including the matters in the letter from the firm required by Independence Standards Board Standard No.1, Independence Discussion with Audit Committees, and considered the compatibility of non-audit services with the independent registered public accounting firm's independence.

The Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for their audit. The Committee meets with representatives of the independent registered public accounting firm, with and without management present, to discuss the results of their examination; their evaluation of the Company's internal control, including internal control over financial reporting; and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements and management's assessment of the effectiveness of the Company's internal control over financial reporting be included in the Annual Report on Form 10-K, as amended, for the year ended June 30, 2007 filed by the Company with the Securities and Exchange Commission ("SEC").

                   Respectfully submitted,

                   Audit Committee Chair, John Levy
                   Audit Committee Member, Alan Page
                   Audit Committee Member, Frederick Wasserman

               COMPLIANCE WITH SECTION 16 (a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Board of Directors, executive officers and persons who own more than 10% of the Company's common stock to file reports of their ownership and changes in ownership of the Company's common stock with the SEC. Based solely on a review of these forms, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by the Company's Board of Directors, executive officers and greater than 10% owners during the last fiscal year were filed on time.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of the Record Date, (i) the holdings of the only persons known to the Company to beneficially own more than 5% of the Company's outstanding Common Stock, the only class of voting securities issued by the Company and (ii) the holdings of Common Stock of the Company's executive officers and directors. Except as indicated in the footnotes to the tables pursuant to applicable community property laws, the Company believes that the persons named in the tables have sole voting and investment power with respect to all shares of Common Stock. For each individual or group included in the tables, such person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date. Unless otherwise indicated, the business address for each such person is c/o Gilman + Ciocia, Inc., 11 Raymond Ave., Poughkeepsie, NY 12603. For each individual or group included in the tables, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 89,719,050 shares of Common Stock outstanding as of the Record Date and the number of shares of Common Stock that such person or group had the right to acquire within 60 days of the Record Date, including, but not limited to, upon the exercise of options.

NAME AND ADDRESS OF                                AMOUNT AND NATURE OF      PERCENTAGE OF
BENEFICIAL OWNER                                   BENEFICIAL OWNERSHIP         CLASS
-------------------                                --------------------      -------------
Michael Ryan                                          17,098,338 (1)            19.1%
11 Raymond Avenue
Poughkeepsie, NY 12603

Ralph Porpora                                         17,078,798 (2)            19.0%
11 Raymond Avenue
Poughkeepsie, NY 12603

Prime Partners II, LLC                                15,420,000                17.2%
11 Raymond Avenue
Poughkeepsie, NY 12603

Wynnefield Partners Small Cap Value LP                 8,000,000 (3)             8.9%
450 Seventh Avenue, Suite 509
New York, NY 10123

Wynnefield Small Cap Value Offshore Fund, Ltd         12,000,000 (3)            13.4%
450 Seventh Avenue, Suite 509
New York, NY 10123

Wynnefield Partners Small Cap Value LP I              10,000,000 (3)            11.1%
450 Seventh Avenue, Suite 509
New York, NY 10123

WebFinancial Corporation                              10,457,940                11.7%
61 East Main Street
Los Gatos, CA 95031

(1) Includes 6,000 shares which are beneficially owned by Mr. Ryan personally; 13,540 shares which are beneficially owned by Mr. Ryan's wife, Carole Enisman (the Executive Vice President of Operations of the Company) of which Mr. Ryan disclaims beneficial ownership; 1.7 million shares which are beneficially owned by Prime Partners, Inc. of which Mr. Ryan is a shareholder, officer and director; and 15.4 million shares which are beneficially owned by Prime Partners II, LLC of which Mr. Ryan is a member and manager.

(2) Includes 1.7 million shares which are beneficially owned by Prime Partners, Inc. of which Mr. Porpora is a shareholder, officer and director; and 15.4 million shares which are beneficially owned by Prime Partners II, LLC of which Mr. Porpora is a member and manager.

(3) Wynnefield Capital Management, LLC, a New York limited liability company ("WCM") is the sole general partner of each of Wynnefield Partners Small Cap Value LP, a Delaware limited partnership ("Wynnefield Partners") and Wynnefield Partners Small Cap Value LP I, a Delaware limited partnership ("Wynnefield Partners I"). Nelson Obus and Joshua Landes are the co-managing members of WCM and by virtue of such positions with WCM, have the shared power to vote and dispose of the shares of the Company's common stock that are beneficially owned by each of Wynnefield Partners and Wynnefield Partners I. Wynnefield Capital, Inc., a Delaware corporation ("WCI"), is the sole investment manager of Wynnefield Small Cap Value Offshore Fund, Ltd., Cayman Islands company ("Wynnefield Offshore"). Messrs. Obus and Landes are the co-principal executive officers of WCI and by virtue of such positions with WCI, have the shared power to vote and dispose of the shares of the Company's common stock that are beneficially owned by Wynnefield Offshore. Each of WCM, WCI and Messrs. Obus and Landes disclaims any beneficial ownership of the shares of the Company's common stock that are directly beneficially owned by each of Wynnefield Partners, Wynnefield Partners I and Wynnefield Offshore, except to the extent of their respective pecuniary interest in such shares. Mr. Obus, was appointed as a director of the Company effective on August 20, 2007.

Directors and Executive Officers

NAME AND ADDRESS OF                                AMOUNT AND NATURE OF      PERCENTAGE OF
BENEFICIAL OWNER                                   BENEFICIAL OWNERSHIP         CLASS
-------------------                                --------------------      -------------
James Ciocia                                           2,854,784 (1)             3.2%
3812 Gunn Highway
Tampa, FL 33618

Michael Ryan                                          17,098,338 (2)            19.1%
11 Raymond Avenue
Poughkeepsie, NY 12603

Edward Cohen                                             510,000                    *
45 Club Pointe Drive
White Plains, NY 10605

Allan Page                                               103,000                    *
9 Vassar Street
Poughkeepsie, NY 12603

John Levy                                                  3,000                    *
110 Oak Tree Pass
Westfield, NJ 07090

Kathryn Travis                                           607,980                    *
375 North Broadway
Suite 203
Jericho, NY 11753

Carole Enisman                                            13,540                    *
11 Raymond Avenue
Poughkeepsie, NY 12603

Ted Finkelstein                                        3,748,788 (3)             4.2%
11 Raymond Avenue
Poughkeepsie, NY 12603

Karen Fisher                                              30,000                    *
11 Raymond Avenue
Poughkeepsie, NY 12603

Nelson Obus                                           30,000,000 (4)            33.4%
450 Seventh Avenue, Suite 509
New York, NY 10123

Frederick Wasserman                                           --                  --
4 Nobadeer Drive
Pennington, NJ 08534

Directors and Named Executive                         54,955,890                61.3%
Officers as a Group (eleven persons)

*     Less than 1.0%

(1) 0.6 million of such shares are held jointly with Tracy Ciocia, Mr. Ciocia's wife; 9,100 shares are held as custodian for Mr. Ciocia's sons.

(2) Includes 6,000 shares which are beneficially owned by Mr. Ryan personally; 13,540 shares which are beneficially owned by Mr. Ryan's wife, Carole Enisman (the Executive Vice President of Operations of the Company) of which Mr. Ryan disclaims beneficial ownership; 1.7 million shares which are beneficially owned by Prime Partners, Inc. of which Mr. Ryan is a shareholder, officer and director; and 15.4 million shares which are beneficially owned by Prime Partners II, LLC of which Mr. Ryan is a member and manager.

(3) Includes 10,000 shares issuable upon the exercise of options at a price of $6.00.

(4) Includes 8.0 million shares beneficially owned by Wynnefield Partners Small Cap Value LP, a Delaware limited partnership ("Wynnefield Partners") and 10.0 million shares beneficially owned by Wynnefield Partners Small Cap Value LP I, a Delaware limited partnership ("Wynnefield Partners I"). Wynnefield Capital Management, LLC, a New York limited liability company ("WCM") is the sole general partner of Wynnefield Partners and Wynnefield Partners I. Mr. Obus is a co-managing member of WCM and by virtue of his position with WCM, has the shared power to vote and dispose of the shares of the Company's common stock that are beneficially owned by each of Wynnefield Partners and Wynnefield Partners I. Includes 12.0 million shares beneficially owned by Wynnefield Small Cap Value Offshore Fund, Ltd., Cayman Islands company ("Wynnefield Offshore"). Wynnefield Capital, Inc., a Delaware corporation ("WCI"), is the sole investment manager of Wynnefield Offshore. Mr. Obus is a co-principal executive officer of WCI, and by virtue of his position with WCI, has the shared power to vote and dispose of the shares of the Company's common stock that are beneficially owned by Wynnefield Offshore. Mr. Obus disclaims beneficial ownership of the shares of the Company's common stock that are directly beneficially owned by each of Wynnefield Partners, Wynnefield Partners I and Wynnefield Offshore, except to the extent of his pecuniary interest in such shares.

Transactions with Related Persons

James Ciocia, the Company's Chairman of the Board and a financial planner for the Company, receives commissions based on a variable percentage of his own business production and under which he received an aggregate of $0.5 million in fiscal 2007.

On December 26, 2001, James Ciocia and Michael Ryan, the Company's President and Chief Executive Officer, personally guaranteed the repayment of the Company's $7.0 million loan from Wachovia Bank, National Association ("Wachovia"). Messrs. Ciocia and Ryan did not receive any consideration for such guarantees other than their salaries and other compensation. As of September 1, 2007, the Company was current with its monthly payments to Wachovia and the outstanding principal balance was $0.7 million.

Michael Ryan is one of the general partners in a limited partnership named Prime Income Partners, L.P., which previously owned the building in Poughkeepsie, New York occupied by the Company's executive headquarters. During the fiscal year ended June 30, 2006, the Company paid $0.4 million to Prime Income Partners, L.P. for rent and related charges. Management believes the amounts charged to the Company for rent to be commensurate with the rental rate that would be charged to an independent third party. On July 1, 2006, Prime Income Partners,
L. P. sold the building to a third party. At the closing, the Company entered into new market rate leases for the office space for its executive headquarters.

During fiscal 2007, Prime Partners, Inc. ("Prime Partners, Inc.") loaned the Company an aggregate of $1.7 million at an interest rate of 10%. During fiscal 2007, the Company repaid $0.7 million to Prime Partners, Inc. As of June 30, 2007, the Company owed Prime Partners, Inc. $2.8 million. Michael Ryan is a director, an officer and a significant shareholder of Prime Partners, Inc. On August 16, 2007, Prime Partners, Inc. sold to Prime Partners II, LLC $1.5 million of the $2.8 million owed to it by the Company. Prime Partners II, LLC is a limited liability company. Michael Ryan is a significant member and a manager of Prime Partners II, LLC. On August 20, 2007, Prime Partners II, LLC converted the $1.5 million of Company debt into 15.4 million shares of Company common stock. As of the date of this Proxy Statement, the Company owed Prime Partners, Inc., $1.4 million.

At June 30, 2007, the Company owed to related parties $3.6 million.

In December 2006, the Company assigned to Prime Partners, Inc. two promissory notes to the Company related to the sale of its Colorado Springs, Colorado and Westport, Connecticut businesses as consideration for the reduction of $0.3 million against the then $3.1 million of outstanding principal owed to Prime Partners, Inc. The balance of the notes was $0.3 million.

On April 29, 2005, a loan in the amount of $1.0 million, together with 0.8 million shares of Company common stock were sold to a group of Company management and employees ("Purchasing Group") for $0.8 million. Since the resulting debt reduction of $0.3 million agreed to by the Purchasing Group resulted from a related party transaction, paid-in-capital was appropriately increased. On August 20, 2007, $0.7 million of the loan was converted to 7.1 million shares of Company common stock, leaving a de minimis debt balance to a member of the Purchasing Group, who was paid on October 25, 2007.

A trust, of which Ted Finkelstein is the trustee ("the Trust"), made a short-term loan to Prime Partners for $0.3 million on July 18, 2006, which accrues interest at 10% per annum. On October 16, 2006, the Trust made an additional short-term loan to Prime Partners for $0.2 million, which accrues interest at 10% per annum. As of June 30, 2007 and as of the date of this Proxy Statement, Prime Partners owed the Trust $0.5 million in principal. As security for the loan, Prime Partners gave the Trust a security interest in the note related to the sale of two of its subsidiaries that the Company assigned to Prime Partners on May 22, 2006 and a security interest in the notes that the Company owes to Prime Partners.

On August 20, 2007, $0.2 million of debt owed to Mr. Ciocia, including $8,881 from his note, was converted to 2.3 million shares of Company common stock. As of the date of this Proxy Statement, the Company owes Mr. Ciocia $58,786 in principal on the promissory note.

Steven Gilbert, a former director of the Company until July 19, 2007, received in his capacity as national sales manager a base salary of $156,456 and in addition earned commissions based on a percentage of his own business production. Mr. Gilbert received an aggregate of $0.5 million in fiscal 2007.

On August 20, 2007, the Company sold 40.0 million shares of Company common stock to the Private Placement Purchasers, including officers, directors and employees of the Company and Prime Partners II, LLC, a holding company owned in part by Michael Ryan. See additional disclosure regarding this transaction in the section of this proxy statement entitled `Proposal 1 - Election of Directors."

As provided in the Audit Committee Charter, the Audit Committee is charged with reviewing and approving all transactions between the Company and any related person that are required to be disclosed pursuant to SEC Regulation S-K, Item
404. The terms "related person" and "transaction" are the meanings given to such terms in Item 404, as may be amended from time to time.

                              COST OF SOLICITATION

The Company will pay the cost of soliciting proxies. The Company has retained Corporate Stock Transfer, Inc. to solicit proxies, by telephone, in person or by mail, for a fee of approximately $715 plus certain expenses. In addition, certain officers and employees, who will receive no compensation for their services other than their regular salaries, may solicit proxies. The Company will also reimburse banks, brokers and other nominees for their costs in forwarding proxy materials to beneficial owners of Gilman + Ciocia stock. Other proxy solicitation expenses that the Company will pay include those for preparing, mailing, returning and tabulating the proxies.

                STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Stockholders who wish to present proposals appropriate for consideration at the Company's Fiscal 2008 Stockholder Meeting, must submit the proposal in proper form to the Company at its address set forth on the first page of this proxy statement and in accordance with applicable regulations of the SEC not later than September 15, 2008 in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

If a stockholder submits a proposal after the September 15, 2008 deadline but still wishes to present the proposal at the Company's Fiscal 2008 Stockholder Meeting (but not in the Company's proxy statement) for the Fiscal 2008 Stockholder Meeting, the proposal, which must be presented in a manner consistent with the Company's By-Laws and applicable law, must be submitted to the Secretary of the Company in proper form at the address set forth above no later than October 1, 2008. If the Company does not receive notice by October 1, 2008 of a proposed matter to be submitted by a stockholder for stockholders vote at the Fiscal 2008 Stockholder Meeting, then, in accordance with Exchange Act Rule 14a-4(c) any proxies held by persons designated as proxies by the Company's Board in respect of such Annual Meeting may be voted at the discretion of such persons on such matter if it shall properly come before such Annual Meeting.

                                OTHER INFORMATION

A copy of the Company's Annual Report on Form 10-K, as amended, for the year ended June 30, 2007, as amended, is being furnished herewith to each stockholder of record as of the close of business on January 10, 2008. Additional copies of such annual report will be provided for a nominal charge upon written request to:

                              Gilman + Ciocia, Inc.
                                11 Raymond Avenue
                          Poughkeepsie, New York 12603
         Attention: Ted Finkelstein, Vice President and General Counsel

                                    EXHIBITS

EXHIBIT A  Amendment to the Company's Certificate of Incorporation changing the name of the Company from Gilman + Ciocia, Inc. to Gilman Ciocia, Inc.

EXHIBIT A

EXHIBIT A

                         CERTIFICATE OF AMENDMENT OF THE

                         CERTIFICATE OF INCORPORATION OF

                              GILMAN + CIOCIA, INC.

            --------------------------------------------------------
            Adopted in accordance with the provisions of Section 242
             of the General Corporation Law of the State of Delaware
            --------------------------------------------------------

            The undersigned, being a duly authorized officer of Gilman + Ciocia, Inc. (the "Corporation"), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

            FIRST: That the Certificate of Incorporation of the Corporation has been amended as follows by striking out the whole of Article FIRST thereof as it now exists and inserting in lieu and instead thereof a new Article FIRST, reading as follows:

            "FIRST": Name. The name of the corporation shall be Gilman Ciocia, Inc. (herein after referred to as the "Corporation").

            SECOND: That such amendment has been duly adopted by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting of stockholders in accordance with the provisions of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, I have signed this Certificate on January 26, 2008.

                                         GILMAN + CIOCIA, INC.


                                         By:
                                             -----------------------------
                                             Name:  Ted Finkelstein
                                             Title: Vice President

                       [GILMAN & CIOCIA, INC. LETTERHEAD]

                             Corporate Headquarters
                   11 Raymond Avenue o Poughkeepsie, NY 12603
                       845.485-5278 tel o 845.622.3638 fax

                              GILMAN + CIOCIA, INC.
                             MEETING OF STOCKHOLDERS
                     JANUARY 25, 2008, 10:30 A.M. LOCAL TIME
                              BINGHAM MCCUTCHEN LLP
                                 399 PARK AVENUE
                            NEW YORK, NEW YORK 10022

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              GILMAN + CIOCIA, INC.

I hereby appoint Ted Finkelstein as proxy with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of Gilman + Ciocia, Inc. which I would be entitled to vote on all matters which may properly come before the Meeting of Stockholders of Gilman + Ciocia to be held at Bingham McCutchen, LLP, 399 Park Avenue, New York, New York 10022, on January 25, 2008 at 10:30 a.m., local time, or any adjournment or postponement of the Meeting.

THE PROXY SHALL VOTE SUBJECT TO THE DIRECTIONS INDICATED ON THE REVERSE SIDE OF THIS PROXY CARD, AND THE PROXY IS AUTHORIZED TO VOTE IN HIS DISCRETION UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING. THE PROXY WILL VOTE AS THE BOARD OF DIRECTORS RECOMMENDS WHERE A CHOICE IS NOT SPECIFIED. THE PROXY CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS PROXY CARD.

I acknowledge receipt of Gilman + Ciocia's Notice of Meeting of Stockholders, dated January 7, 2008, Proxy Statement and the Company's Annual Report for the year ended June 30, 2007.

                                  VOTE BY MAIL

GILMAN + CIOCIA'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES AND FOR PROPOSALS 2 AND 3:

I. Election of Nominees for Director:

1.      01 - Edward Cohen       02 - Frederick Wasserman

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.) _____________

II. Proposals:

2. To approve the proposed amendment to the Company's Certificate of Incorporation to change the name of the Company from Gilman + Ciocia, Inc. to Gilman Ciocia, Inc.

FOR |_|                            AGAINST |_|                       ABSTAIN |_|


3. To ratify the appointment of Sherb & Co., LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2008.

FOR |_|                            AGAINST |_|                       ABSTAIN |_|


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE NOMINEES AND PROPOSALS ABOVE. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

Address Change? Mark Box  |_| Indicate changes below:

                          |_| Yes, I plan to attend the Annual Meeting of
                              Stockholders

Mark, sign and date your proxy card and return it in the postage paid envelope provided.

Address Changes:                                Dated: _________________________

                                                ________________________________
                                                Print Name

                                                ________________________________
                                                Signature

                                                ________________________________
                                                Signature, if held jointly

                                                Please sign exactly as your
                                                name(s) appears on Proxy. If
                                                held in joint tenancy, all
                                                persons should sign. Trustees,
                                                administrators, etc., should
                                                include title and authority.
                                                Companies should provide the
                                                full name of the corporation and
                                                the title of the authorized
                                                officer signing the proxy.